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                                                                    EXHIBIT 21

                                 SUBSIDIARIES OF
                         WESTINGHOUSE AIR BRAKE COMPANY
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                                                                                                   WABCO'S
                                                                  JURISDICTION OF                 OWNERSHIP
         COMPANY                                                   INCORPORATION                   INTEREST
         --------------------------------------------------------------------------------------------------------------

         Allied Friction Products Australia Pty Ltd.               Australia                         100%
         Benn Iron Foundry Ltd.                                    Canada                            100%
         Cobra Europe S.A.                                         France                            100%
         Evand Pty Ltd.                                            Australia                         100%
         F.I.P. Pty Ltd.                                           Australia                         100%
         Greysham Railway Friction Products                        India                              65%
         H.P. s.r.l.                                               Italy                             100%
         Pioneer Friction                                          India                              51%
         Railroad Friction Products Corporation                    Delaware                          100%
         RFI Properties, Inc.                                      Delaware                          100%
         RFPC Holding Corporation                                  Delaware                          100%
         RFS (E) Limited                                           United Kingdom                    100%
         Stone Safety Service Corp                                 New Jersey                        100%
         Stone U.K.                                                United Kingdom                    100%
         Technical Service & Marketing                             Delaware                          100%
         TFL, Inc.                                                 Delaware                          100%
         ThermoSealed Castings Ltd.                                Canada                            100%
         Vapor Canada Inc.                                         Canada                            100%
         Vapor Corporation                                         Delaware                          100%
         Vapor UK Limited                                          United Kingdom                    100%
         WABCO/MPI De Mexico, S. A. De C.V.                        Mexico                             51%
         Westinghouse Railway (Canada), Ltd.                       Canada                            100%
         Westinghouse Railway Holdings (Canada) Inc.               Canada                            100%


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